Exhibit 99.2

ACCSYS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS AS OF

SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

AND CONSOLIDATED STATEMENTS OF

OPERATIONS AND SHAREHOLDERS' DEFICIT, AND OF CASH FLOWS FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2019 AND 2018

(Unaudited)

ACCSYS, INC. AND SUBSIDIARY

Table of Contents

September 30, 2019 and 2018 and December 31, 2018

Consolidated Financial Statements (Unaudited):	Page

Balance Sheets as of September 30, 2019 and December 31, 2018	1- 2

Statements of Operations and Shareholders' Deficit for the nine months ended September 30, 2019 and 2018	3

Statements of Cash Flows for the nine months ended September 30, 2019 and 2018	4

Notes to Consolidated Financial Statements	5- 13

ACCSYS, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

Assets

	September 30, 2019	December 31, 2018
Current Assets:
Cash and cash equivalents	$339,692	$759,297
Accounts and unbilled receivables	196,854	109,562
Employee advances	51,225	-
Prepaid expenses and other current assets	99,797	109,969
Total current assets	687,568	978,828
Property and equipment, at cost:
Office equipment	283,366	286,792
Leasehold improvements	40,500	40,500
Furniture and fixtures	25,246	25,246
Computer software	7,249	7,249
	356,361	359,787
Less accumulated depreciation and amortization	(307,827)	(293,630)
Net property and equipment	48,534	66,157
Other long-term asset	195,735	-
Total Assets	$931,837	$1,044,985

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited) - Continued

Liabilities and Shareholders' Deficit

	September 30, 2019	December 31, 2018
Current Liabilities:
Accounts payable and other liabilities	$530,055	$647,770
Payroll and payroll related liabilities	207,005	249,103
Customer deposits	119,530	94,188
Customer rebates payable	61,570	68,471
Deferred revenues	507,753	965,759
Line of credit	100,000	100,000
Capital lease obligations - current portion	19,044	20,754
Note payable - current portion	89,324	-
Shareholder notes payable - current portion	30,000	30,000

Total current liabilities	1,664,281	2,176,045

Capital lease obligations, net of current portion	11,888	25,724
Note payable, net of current portion	159,389	-
Shareholder notes payable, net of current portion	4,472,600	4,495,100
Deferred liabilities - shareholders	1,734,636	1,734,636

Total liabilities	8,042,794	8,431,505

Commitments (Note 6)
Shareholders' Deficit:
Common stock, $1 par value, 1,000 shares authorized, 810 shares issued and outstanding	810	810
Additional paid-in capital	475,817	475,817
Treasury stock, 190 shares, at cost	(300,000)	(300,000)
Deficit	(7,287,584)	(7,563,147)

Total shareholders' deficit	(7,110,957)	(7,386,520)

Total Liabilities and Shareholders' Deficit	$931,837	$1,044,985

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Statements of Operations (Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Revenues, net	$5,741,042	$4,532,375
Costs of revenues	2,888,555	2,409,565
Gross profit	2,852,487	2,122,810
Operating expenses	2,353,869	2,221,739
Operating income (loss)	498,618	(98,929)
Other income (expense):
Interest income	140	213
Interest expense	(223,195)	(145,709)
Other expense	-	(26,636)
Total other expense, net	(223,055)	(172,132)
Net income (loss)	275,563	(271,061)
Deficit, beginning of period	(7,563,147)	(6,871,054)
Less distributions	-	(78,000)
Deficit, end of period	$(7,287,584)	$(7,220,115)

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$275,563	$(271,061)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	17,575	2,100
Loss on disposal of equipment	48	-
Provision for bad debts	1,175	21,789
Changes in assets and liabilities:
Accounts receivable	(88,467)	222,102
Employee advances	(51,225)	250
Prepaid expenses and other current assets	10,172	(28,744)
Other assets	106,665	-
Accounts payable	(117,715)	82,072
Payroll and payroll related liabilities	(42,098)	68,937
Customer deposits	25,342	34,822
Customer rebate payable	(6,901)	(5,250)
Deferred revenue	(458,006)	(427,438)
Net cash used in operating activities	(327,872)	(300,421)

Cash flows from financing activities:
Distributions	-	(78,000)
Payments on short term note payable	(53,687)	-
Payments on shareholder note payable	(22,500)	(30,000)
Payments on capital lease obligations	(15,546)	(20,736)
Cash used in financing activities	(91,733)	(128,736)
Net decrease in cash and cash equivalents	(419,605)	(429,157)
Cash and cash equivalents, beginning of period	759,297	700,446
Cash and cash equivalents, end of period	$339,692	$271,289
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$100,147	$107,568
Supplemental Disclosure of Noncash Investing and Financing Transactions:
Purchase of license agreement financed by note payable	$302,400	$-

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

September 30, 2019 and 2018 and December 31, 2018

Note 1 - Description of business and summary of significant accounting policies:

Nature of business

AccSys, Inc. (d/b/a Restaurant Magic Software), ("AccSys") was initially incorporated under the laws of the state of Florida in 1979. In November 2019, AccSys converted to a limited liability company under the laws of state of Delaware. AccSys's primary product, Data Central, is a suite of back office applications designed to help restaurant managers achieve operational and financial goals. The software integrates information from customers' existing POS, inventory, supply, payroll, and accounting platforms to provide a comprehensive view of operations. Data Central is offered as Software as a Service (SaaS) to its customers. The Company is headquartered in Tampa, Florida and its customers are located throughout the United States.

Basis of presentation

The Company has have adopted the Financial Accounting Standards Board (FASB) Codification (Codification). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities, and all of the Codification's content carries the same level of authority.

Basis of consolidation

The accompanying unaudited consolidated financial statements include the accounts of AccSys and its wholly-owned subsidiary, AfterWords, Inc. ("AfterWords"). AccSys and AfterWords are hereinafter collectively referred to as the "Company." In November 2019, the Company's interest in AfterWords was transferred to a separate related entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company has invested significant resources into the launch of AfterWords and as a result has significant shareholders' and working capital deficits at September 30, 2019 of approximately $7,288,000 and $2,711,000, respectively. However, a significant portion of the deficit resulted from deferred revenues of $507,753 which will not require the outlay of cash. Furthermore, in December 2019 the shareholders sold substantially all assets of the Company. All obligations due to the shareholders, including liabilities for deferred compensation and interest of $1,734,636, were paid in full upon closing of the sale. Management believes the Company will have adequate resources to meet its remaining obligations through, at a minimum, one year from the date of these consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by these estimates. Estimates that are critical to the accompanying consolidated financial statement relate primarily to management's belief that all of the Company's long-lived asset are recoverable and that the Company will generate adequate cash to meet its obligations. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from date of purchase to be cash equivalents.

Accounts receivable and credit policies

The Company's payment terms generally require payment within 30 days. Management performs ongoing credit evaluations of the Company's customers and generally does not require collateral as management believes the Company has collection measures in place to limit the potential for significant losses. The Company maintains allowances for doubtful accounts, when applicable, for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Balances that remain outstanding after the Company has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Substantially all of the Company's receivables were recovered subsequent to September 30, 2019 and December 31, 2018; accordingly, no allowance for doubtful accounts was deemed necessary as of such dates.

Revenue and cost recognition

The Company prepares its consolidated financial statements using the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collectibility of the receivable is reasonably assured.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

The Company enters in contractual relationships with customers to provide back office restaurant management. These services are provided under arrangements that allow for the use of a product or service over a period of time without taking possession of the Company's software.

Revenues from subscription services are recognized over the subscription period, which is generally on an annual basis, while revenue from professional services are recognized upon the completion of the services. Cash received from customers in excess of revenue recognized is recorded as deferred revenue. Revenue is recorded net of related discounts and promotions.

Costs of revenues are comprised primarily of hosting and infrastructure fees, and salaries and employee benefits for employees dedicated to providing customer service. Costs of revenues are recognized as incurred, which generally matches in the same period in which the corresponding revenues are recognized.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Repairs and maintenance are expensed as incurred. Depreciation and amortization are determined using the straight-line method over the shorter of the lease terms or estimated useful lives of the respective assets, which range from 3 to 39 years. Upon the sale, retirement or other disposition of assets, the related cost and accumulated depreciation and amortization are eliminated from the accounts, and any gain or loss is recognized in operations.

Property and equipment includes leased assets having a cost of $62,672 and $66,097 and net book value of $29,698 and $46,478 at September 30, 2019 and December 31, 2018, respectively. Depreciation and amortization for the nine-month periods ended September 30, 2019 and 2018 was $17,575 and $2,100, respectively.

Other long-term asset

Other long-term asset consists an up-front payment for the cloud services portion of a license agreement in the amount of $332,400. The agreement allows for consumption-based billing and as such the up-front payment is utilized based on actual usage. For nine month period ended September 30, 2019 the company has utilized $136,665.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At September 30, 2019, management believes all of the Company’s long-lived assets are recoverable.

Income taxes

Because AccSys and AfterWords were Subchapter S Corporations as of September 30, 2019 and December 31, 2018, the Company is not subject to income taxes; rather, the results of its operations flow through to the Company’s shareholders for inclusion in their personal income tax returns. Accordingly, these consolidated financial statements do not include any provision for income taxes.

The Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity's status as a pass-through entity and the decision not to file a tax return. Management has evaluated each of the Company’s tax positions and determined that no provision or liability for income taxes is necessary.

Advertising costs

Advertising costs, which are expensed as incurred, totaled $401,835 and $164,665 for the nine months ended September 30, 2019 and 2018, respectively, and is included in operating expenses on the consolidated statement of operations.

Internally developed software

The Company charges all product development expenses to operations as they are incurred because management previously determined that the time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release was very short, and consequently, the amounts that could be capitalized would not be material to the Company's consolidated financial position or results of operations.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Date of management's review and other subsequent events

Management has evaluated events and transactions subsequent to September 30, 2019 for potential recognition or disclosure through January 30, 2020, which is the date the consolidated financial statements were available to be issued. Significant subsequent events were as follows:

•
In November 2019, shareholder interests in AfterWords were spun off to a new legal entity not subject to consolidation. Loans due to the Company from the former subsidiary of approximately $3,240,000 (such amounts were eliminated in consolidation as of September 30, 2019 and December 31, 2018) were distributed to the shareholders as part of the transaction noted below.

•
In December 2019, substantially all of the Company's assets were sold to an independent third party. In connection with the transaction, shareholder notes payable, the line of credit and the amounts due to related parties included in the accompanying consolidated balance sheet, were paid.

Note 2 - Note payable:

Note payable consists of the following:

	September 30, 2019	December 31, 2018
Note payable, collateralized by the right to use software and services financed by the agreement, due in monthly installments of $9,372, including interest at 7.25%, through March 2022.	$248,713	$-
Less: current portion	(89,324)	-
Long-term portion	$159,389	$-

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 2 - Notes payable - continued:

Future minimum payments of the note payable are as follows:

Twelve months ending September 30,
2020	$89,324
2021	104,328
2022	55,061
$248,713

Note 3 - Line of credit:

Prior to its satisfaction and cancellation in December 2019, advances under the line of credit were secured by substantially all of the Company's assets, and accrued interest at a rate of prime plus 4.75% (maximum borrowings of $100,000 were available).

Note 4 - Shareholder notes payable:

	September 30, 2019	December 31, 2018

Notes with interest only payments made on an annual basis. Prior to their satisfaction in December 2019, the notes accrued interest at a rate of 4.5%, were due in 2021 and secured by a second interest in substantially all of the Company's assets and intellectual property.	$4,130,000	$4,130,000

Notes with interest only payments made on an annual basis. Prior to their satisfaction in December 2019, the notes accrued interest at a rate of 5%, were due in 2021 and secured by a second interest in substantially all of the Company's assets and intellectual property.	215,100	215,100

Unsecured note payable to former shareholder that prior to its satisfaction in December 2019 was due in quarterly principal payments of $7,500 plus interest at a fixed rate of 3.25%.	157,500	180,000

Shareholder notes payable	$4,502,600	$4,525,100

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 4 - Shareholder notes payable - continued:

Interest expensed and paid under the above mentioned notes approximated $202,000 and $100,100, respectively, for the nine months ended September 30, 2019. Interest expensed and paid under the above mentioned notes approximated $147,700 and $107,600, respectively, for the nine months ended September 30, 2018. These amounts include $60,200 and $35,100 of interest expensed and paid to the former shareholder. Accrued interest under the above mentioned notes was $405,600 and $303,736 as of September 30, 2019 and December 31, 2018, respectfully, and is included in the balance of accounts payable and other liabilities for reporting purposes.

Future minimum payments for shareholder notes payable are as follows:

Twelve months ending September 30,
2020	$30,000
2021	30,000
2022	4,375,100
2023	30,000
2024	30,000
Thereafter	7,500
Total shareholder notes payable	4,502,600
Less current portion	30,000
Shareholder notes payable - non current	$4,472,600

Note 5 - Capital leases:

The Company has entered into various lease agreements for computer hardware with Dell. These agreements are for a period of 36-60 months with interest rates between 5.00% and 22.92%. Upon termination ownership transfers to the Company with the payment of a bargain purchase option.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 5 - Capital leases - continued:

Future minimum payments under these leases are as follows: Twelve months ending September 30,
2020	$20,721
2021	11,938
2022	378
Total future minimum lease payments	33,037
Less amount representing interest	2,105
Total present value of minimum lease payments	30,932
Less current portion	19,044
Present value of minimum lease payments	$11,888

Note 6 - Commitments:

On November 7, 2017 the Company entered into an operating lease that expires October 31, 2021 for office space in Tampa, Florida.

Minimum future lease payments are as follows:

Twelve months ending September 30,

2020	$215,628
2021	222,097
2022	18,553
Total	$456,278

Rent expense was $202,021 and $137,324 for the nine months ended September 30, 2019 and 2018, respectively.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

September 30, 2019 and 2018 and December 31, 2018

Note 7 - Employee benefit plan:

The Company adopted an employee savings plan under the IRS Code Section 401(k). The plan covers substantially all employees of the Company. Each participant may contribute amounts up to 6% of eligible earnings. The Company made matching contributions of $42,482 and $27,808 for the nine months ended September 30, 2019 and 2018, respectively.

Note 8 - Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. Bank balances periodically exceed federally insured limits and therefore the Company is subject to credit risk to the extent that a financial institution may be unable to fulfill its obligation to return the Company's cash held at such financial institution. The Company has not experienced any losses in its accounts.

Two and four customers accounted for approximately 33% and 28% of the Company's accounts receivable as of September 30, 2019 and December 31, 2018, respectively. Four customers accounted for approximately 38% and 27% of the Company's revenues, respectively, for the nine months ended September 30, 2019 and 2018.

Note 9 - Deferred liabilities - shareholders:

At September 30, 2019 and December 31, 2018, the Company owed aggregate deferred compensation payable of approximately $1,211,500 for services rendered prior to March 7, 2015 and deferred interest of $523,100 on outstanding loans to two of its shareholders.